UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2021

CCF HOLDINGS LLC

(Exact name of registrant as specified in its charter)

Delaware	333-231069	83-2704255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5165 Emerald Parkway, Suite 100
Dublin OH 43017
(Address of principal executive offices) (Zip code)

800-837-0381
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities Registered pursuant to Section 12(b) of the Act: none

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities Registered pursuant to Section 12(b) of the Act: none

Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01 Entry into a Material Definitive Agreement

On March 26, 2021, a subsidiary of CCF Holdings LLC (“CCF” or the “Company”), CCF OpCo LLC (“OpCo”) entered into an asset-backed secured revolving credit facility (“First Lien Facility”) with a certain non-bank lender (the “Lender”) with an amount not to exceed the lesser of up to $200.0 million or an amount calculated with reference to a borrowing base formula based on cash and eligible receivables and subject to certain additional limits such as concentration limits. CCF OpCo may borrow funds under First Lien Facility for at least three (3) years (the “Draw Period”). Under the terms of the First Lien Facility, the Draw Period may be extended by one (1) year if requested by CCF OpCo and approved by the agent for the lenders under the First Lien Facility. The maturity date of the First Lien Facility is twelve (12) months after the end of the Draw Period. Other than certain mandatory prepayments and payments after the repayment of the Term Loan (defined below), the First Lien Facility may not be prepaid, and any such unpermitted prepayment would be subject to a make-whole payment. The First Lien Facility has customary covenants and conditions, certain mandatory prepayment provisions, customary default provisions, as well as financial covenants.

In addition to the First Lien Facility, CCF OpCo entered into a $20.0 million term loan (the “Term Loan”), which may be increased up to $5.0 million upon the consent of the administrative agent (together with the First Lien Facility, the “Debt Refinancing”) secured by a lien on all collateral securing the First Lien Facility. The Term Loan has customary covenants and conditions, certain mandatory prepayment provisions, customary default provisions, as well as financial covenants. The maturity date of the Term Loan is the earlier of five (5) years and the repayment in full of the First Lien Facility. The Term Loan will have interest-only payments on a periodic basis with a balloon payment at maturity. Up to 50% of the Term Loan may be prepaid upon the occurrence of certain conditions.

Principal amounts outstanding under each of the First Lien Facility and the Term Loan bear interest at 15% per annum based on a 360-day year.

The proceeds of the Debt Financing, in addition to a portion of CCF’s consolidated balance sheet cash, were used by CCF to repay in full and terminate the existing financing arrangements of CCF and its subsidiaries, including the (i) $69.0 million credit facility of CCF Funding II LLC, (ii) $40.0 million aggregate principal amount of bonds issued by Community Choice Financial Issuer LLC and (iii) the $40.0 million intercompany revolving credit agreement of CCF OpCo.

Item 3.02 Unregistered Sales of Equity Securities

On March 24, 2021, the Company redeemed 100% of the issued and outstanding PIK Notes Due 2023 (“PIK Notes”) by issuing 84,150,139 Class A Common Units. In connection with the redemption of the PIK Notes, in accordance with the terms of the Company’s limited liability company agreement, the Company issued 14,142,866 additional Class B Common Units to the existing holders of Class B Common Units and subsequently all outstanding Class B Common Units were converted into 14,285,723 Class A Common Units. Also in connection with the redemption of the PIK Notes, in accordance with the Company’s limited liability company agreement, the Company issued 438,397 Class C Common Units to the existing holders of Class C Common Units.

On March 26, 2021, CCF issued perpetual cumulative convertible preferred units (the “Preferred Units”) to certain investors, including an affiliate of the Lender in an aggregate amount of $40.25 million, with up to $15.0 million in additional Preferred Unit issuances to occur during 2021. The holders of the Preferred Units were granted certain rights, including voting rights and board designation rights. At the direction of the board of managers of CCF, the Preferred Units will accrue dividends monthly at a per annum rate of 15%, and for the first 18 months, 50% of such dividends will be payable in kind.

On March 26, 2021, the Company issued warrants (“Warrants”) to purchase 9,704,538 of the Company’s Class A Common Units to certain of the Company’s investors. The Warrants expire on March 26, 2026 and may only be exercised to the extent the holders of the Preferred Units reach certain return thresholds.

On March 26, 2021, the Company issued 5,866,393 Class M Common Units to certain of its investors.

The issuance of the Preferred Units, the Warrants, the Class M Common Units, and the Class C Common Units was made in reliance upon the exemption from registration under Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”). The issuance of the Class A Common Units and Class B Common Units referenced above were made in reliance on the exemption from registration under Section 3(a)(9) under the Securities Act.

Item 3.03 Material Modifications to the Rights of Security Holders

On March 26, 2021, the Company entered into its Second Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”). The LLC Agreement amends and restates the Company’s existing limited liability company agreement in its entirety to, among other things, designate the terms of the Preferred Units and grant certain rights to the holders of Preferred Units.

Item 8.01 Other Items

In addition, as a result of the transactions described above, on a pro forma basis, the Company’s consolidated balance sheet as of the close of such transactions shows: Total Members’ Equity to be approximately $15.0 million, Current Assets to be approximately $105.0 million and Non-Current Liabilities consisting of senior indebtedness to be approximately $70.0 million.

The Company has withdrawn its Registration Statement on Form S-1, and, as a result, will no longer be a reporting Company under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CCF Holdings LLC

Dated: March 30, 2021	By:	/s/ Michael Durbin
Michael Durbin
Executive Vice President, Chief Financial Officer, Chief Administrative Officer, and Treasurer